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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            ------------------------

     We consent to the incorporation by reference in the registration statements of Concurrent Computer Corporation (the "Company") on Form S-8 and Form S-3 of our report dated August 12, 1996, except for Note 20, as to which the date is September 27, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Concurrent Computer Corporation as of June 30, 1996 and 1995 and for the three years in the period ended June 30, 1996, which report is included in the Company's Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
September 27, 1996